Exhibit 99(e)


                                POWER OF ATTORNEY

                WITH RESPECT TO NORTHBROOK LIFE INSURANCE COMPANY

                       REGISTRATION STATEMENT ON FORM N-4

         Know all men by these presents that Thomas J. Wilson, II, whose signature appears below, constitutes and appoints Michael J. Velotta, his attorney-in-fact, with power of substitution, and him in any and all capacities, to sign any registration statements and amendments thereto for Northbrook Life Insurance Company and related Contracts, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


/s/ THOMAS J. WILSON, II
-------------------------
Thomas J. Wilson, II
Director, President, and Chief Operating Officer
(Principal Executive Officer)

Date:  February 14, 2000